SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

March 18, 2004

BANK OF AMERICA CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-6523	56-0906609
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

100 North Tryon Street Charlotte, North Carolina	28255
(Address of principal executive offices)	(Zip Code)

704.386.8486

(Registrant’s telephone number, including area code)

ITEM 5. OTHER EVENTS AND REQUIRED FD DISCLOSURE.

On March 18, 2004, Bank of America’s counsel in Italy was informed by the Public Prosecutor’s Office for the Court of Milan, Italy that a request had been filed with the Court of Milan for an accelerated trial with respect to Bank of America for administrative liability arising out of the actions of former employees who allegedly committed illegal acts. Bank of America was also informed that three of its former employees Antonio Luzi, Luis Moncada and Luca Sala were also the subject of a request for accelerated trial. The Corporation has not received written notice of such charges.

The Corporation does not believe that the proposed charges against it are supported by the facts, and will defend such charges vigorously.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BANK OF AMERICA CORPORATION

By:	/s/ Jacqueline Jarvis Jones

Jacqueline Jarvis Jones Assistant General Counsel

Dated: March 18, 2004